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                                                                    Exhibit 21.1

                  SUBSIDIARIES OF HUDSON RESPIRATORY CARE INC.

Name of Entity                                         Jurisdiction
--------------------------------------------------     -------------------------

Industrias Hudson S.A. de C.V.                         Mexico

Hudson Respiratory Care Tecate S. de R. L. de C.V.     Mexico

HRC Holding Inc.                                       Delaware

(HRC Holding Inc. is a holding company for six foreign subsidiaries that collectively operate the Registrant's Swedish operation)